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Exhibit 32.2

CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of KKR & Co. L.P. (the "Partnership") on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission (the "Report"), I, George R. Roberts, Co-Chief Executive Officer of the general partner of the Partnership, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: February 22, 2013

/s/ GEORGE R. ROBERTS George R. Roberts Co-Chief Executive Officer

*
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  Exhibit 32.2
CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER